UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2014
CELLULAR DYNAMICS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	001-36021 (Commission File Number)	26-1737267 (IRS Employer Identification No.)

525 Science Drive Madison, Wisconsin (Address of principal executive offices)	53711 (Zip Code)
Registrant’s telephone number, including area code: (608) 310-5100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2014, Cellular Dynamics International, Inc. (the “Company”) disclosed that Timothy D. Daley would join the Company as Vice President and Interim Chief Financial Officer, effective July 10, 2014.

Pursuant to the terms of an employment agreement, dated and effective July 10, 2014, by and between the Company and Mr. Daley, he will work two thirds of his business time for the Company during a stated term of employment that is to expire on the second business day after the Company’s annual report on Form 10-K for 2014 is filed with the Securities and Exchange Commission but may be terminated earlier including upon the hiring of a successor Chief Financial Officer. The Company expects to complete its search for a successor Chief Financial Officer during Mr. Daley’s employment term.

Mr. Daley will receive an annual base salary of $260,000 and an incentive bonus opportunity at the discretion of the Compensation Committee of the Board of Directors for successful completion of his tenure as the Company’s Vice President and Interim Chief Financial Officer and transition of the CFO’s duties and responsibilities to the successor Chief Financial Officer.

In addition, on July 10, 2014, Mr. Daley was granted a non-qualified stock option to purchase 18,000 shares of Company common stock at an exercise price equal to $12.13, the closing price of the Company’s common stock on the date of grant. The stock option will vest fully only if and when the Company has timely filed with the Securities and Exchange Commission each of the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2014, the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2014, and the Company’s annual report on Form 10-K for the year ended December 31, 2014, provided that Mr. Daley is still in the employ of the Company on each such filing date. Such vesting of the stock option is subject to acceleration in certain circumstances, which may include the hiring of a successor Chief Financial Officer. The stock option has a ten-year term.

The foregoing description of each of Mr. Daley’s employment agreement and his stock option agreement is qualified in its entirety by the text of such agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01(d).	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated as of July 10, 2014 between Cellular Dynamics International, Inc. and Timothy D. Daley
10.2	Stock Option Agreement dated as of July 10, 2014 between Cellular Dynamics International, Inc. and Timothy D. Daley

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Dynamics International, Inc.
Date: July 15, 2014	By: /s/ Anna M. Geyso
Anna M. Geyso
Senior Vice President, General Counsel and Secretary